Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of Luxoft Holding, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-200679 and 333-190301) of Luxoft Holding, Inc. of our report dated July 1, 2015, with respect to the consolidated financial statements of Luxoft Holding, Inc. and its subsidiaries included in its annual report on Form 20-F for the year ended March 31, 2015 as filed with the Securities and Exchange Commission on July 1, 2015.

Ernst & Young LLC

/s/ Ernst & Young LLC
Moscow, Russia

July 1, 2015